Exhibit 99.1

FOR IMMEDIATE RELEASE:     Wednesday, July 1, 1998

Contact:          Susan J. Carstensen                Wayne Brown
                  Chief Financial Officer            Senior Vice President
                  Powerhouse Technologies, Inc.      Carl Thompson Associates
                  770/481-1800                       800/959-9677

                          POWERHOUSE TECHNOLOGIES, INC.
                      PRE-ANNOUNCES SECOND QUARTER RESULTS
              Company Updates Status of Sunland Park Casino Opening

ATLANTA - Powerhouse Technologies, Inc. (Nasdaq National Market: PWRH) announced today that for its second quarter ending June 30, 1998, the Company expects to exceed consensus analysts' estimates. A preliminary estimate indicates that earnings per share for the quarter will range from 10 cents to 12 cents, beating analysts' estimates of 6 cents.

     The quarter's success is attributable to strong increases in on-line lottery revenues due, in part, to the nationwide interest and participation in
May's   Powerball   mega-jackpot.   Other   contributions   were   driven   from
gaming-machine sales in the casino market.

     "I am pleased with our second-quarter successes and the opportunities we achieved during the period which will positively impact the Company long term," said Richard Haddrill, President and Chief Executive Officer of Powerhouse Technologies. "Foremost, two positive actions by government agencies in New Mexico have brought us closer to the opening of our casino addition at Sunland Park racetrack, where construction continues towards what we estimate will be an opening between November 1998 and February 1999."

     "The New Mexico Gaming Commission held its kickoff meeting in June and reaffirmed its dedication to both a quality program and a quick start. In addition, the New Mexico Racing Commission approved Sunland's license and granted 1999 race dates, a requirement to obtaining a gaming license," Haddrill added.
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     Internationally,  Powerhouse's  gaming machine company received an order to replace the existing  central  system for a current  customer,  the  Independent
Gaming Corporation of South Australia, with the Company's Advanced Gaming System(TM) for the monitoring and control of 12,500 gaming machines. In addition to the $2.7 million software order, the Company will receive annual maintenance fees for seven years. Installation will begin in November 1998 with completion slated for early 1999.

     Powerhouse also received a license to supply gaming machines in both the casino and video lottery market in the Canadian province of Nova Scotia, marking the Company's 68th gaming license worldwide.

     Powerhouse Technologies, Inc., through its operating units - AWI, VLC, United Tote and Sunland Park racetrack -- is one of the leading suppliers of system software, equipment, and related services for on-line lotteries, video lotteries and pari-mutuel systems throughout the world, and a manufacturer and distributor of gaming devices for casinos. Presently, the Company's equipment and systems are in operation in the United States, Canada, Australia, Europe, South America and the Caribbean.

                                      ###

The private securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statement except for historical information. Some statements in this release are forward looking and are subject to certain risks and uncertainties. These include, but are not limited to, economic conditions, changes or regulation, the further approval of regulatory authorities, production and/or quality control problems, demand for the products and services of the Company, and the effects of competition. These risks and uncertainties could significantly affect the anticipated results in the future and actual results may differ materially from any forward-looking statements. For more information on the potential factors which could affect the Company's business and financial results, see the Company's filing with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise such statements to reflect new circumstances.

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